Exhibit 5.1

August 25, 2025

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel for CEA Industries Inc., a Nevada corporation (the “Company’’), in connection with the filing of a registration statement on Form S-3ASR (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offer, issuance and sale by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplement to the prospectus (a “Prospectus Supplement”), of an indeterminate amount of (a) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”); (b) shares of the Company’s preferred stock, par value $0.00001 per share (the “Preferred Stock”); (c) the Company’s debt securities (the “Debt Securities”); (d) depositary shares representing a fractional interest in the Preferred Stock (the “Depositary Shares”); (e) warrants of the Company (the “Warrants”), (f) rights to purchase the Common Stock of the Company (the “Rights”); (g) purchase contracts of the Company obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, Debt Securities, Common Stock or Preferred Stock, Depositary Shares, government securities, or other securities (“Purchase Contracts”) and (h) units of the Company comprised of one or more of certain other securities of the Company(“Units” and, collectively with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Rights and the Purchase Contracts, the “Securities”).

In rendering the opinion set forth below, we do not express any opinion concerning any law other than the corporate laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

As to matters of fact, we have examined and relied upon the documents described above and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We also have assumed that the Company will remain validly existing and in good standing under the laws of the state of Nevada.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (1) all requisite third-party consents necessary to issue the Securities have been obtained by the Company; (2) after the issuance of the Common Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation, as amended and then in effect, and that par value of $0.00001 per share has been paid for the Common Stock so issued; and (3) after the issuance of the Preferred Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Preferred Stock will not exceed the total number of authorized shares of Preferred Stock under the Company’s Articles of Incorporation, as amended and then in effect, and that par value of $0.00001 per share has been paid for the Preferred Stock so issued.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indenture (as defined below) under which Debt Securities are issued having been validly executed and delivered by the Company and the other parties thereto, (iii) the applicable Trustee being qualified under the Trust Indenture Act of 1939, as amended, (iv) the applicable Depositary Agreement (as defined below) under which Depositary Shares are issued having been validly executed and delivered by the Company and the other parties thereto, (v) the applicable Warrant Agreement (as defined below) having been validly executed and delivered by the Company and the other parties thereto, (vi) the applicable Rights Agreement (as defined below) having been validly executed and delivered by the Company and the other parties thereto, (vii) the applicable Purchase Contract Agreement (as defined below) having been validly executed and delivered by the Company and the parties thereto, (viii) the applicable Unit Agreement (as defined below) having been validly executed and delivered by the Company and the parties thereto, (ix) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby (x) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when (a) the shares of Common Stock are specifically authorized for issuance by the Company’s Board of Directors or an authorized Committee thereof, and (b) the certificates for the shares of Common Stock have been duly executed by the Company, countersigned by the transfer agent therefore and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when (a) the shares of Preferred Stock are specifically authorized for issuance by the Company’s Board of Directors or an authorized Committee thereof, and (b) the certificates for the shares of Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefore and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (a) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Debt Securities Authorizing Resolution”), (b) the applicable indenture and any supplemental indenture relating to the Debt Securities (collectively, the “Indenture”) have been duly authorized, executed and delivered by the Company and by the trustee thereunder, (c) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) the Debt Securities have been duly executed and authenticated in accordance with the Indenture, and (e) the Debt Securities have been issued as contemplated in the Debt Securities Authorizing Resolution, then the Debt Securities will constitute binding obligations of the Company.

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4. With respect to the Depositary Shares, when (a) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Depositary Shares Authorizing Resolution”) (b) the applicable deposit agreement relating to the Depositary Shares (the “Depositary Agreement”) between the Company and the depository thereunder has been duly authorized, executed and delivered, (c) the terms of the Depositary Shares have been duly established in conformity with the Depositary Agreement so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) such Depositary Shares have been duly executed and delivered by the Company in accordance with the Depositary Agreement and (e) the Company has received the consideration therefor, such Depositary Shares will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms,

5. With respect to the Warrants, when (a) the terms of the Warrants and the applicable warrant agreement (the “Warrant Agreement”) are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (b) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met, and (c) the Warrants are delivered by the Company against receipt by the Company of the consideration therefore provided for in the Warrants Authorizing Resolution, then (i) the Warrants will be binding obligations of the Company and (ii) the Common Stock, Preferred Stock, Debt Securities or Depositary Shares, issuable upon exercise of the Warrants, assuming (A) receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable Warrant Agreement, and (B) that such shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares have been properly reserved for issuance under the Warrants Authorizing Resolution, if and when duly issued upon such exercise, will be validly issued, fully paid and non-assessable.

6. With respect to the Rights, when (a) the terms of the Rights and the applicable rights agreement (the “Rights Agreement”) are established or authorized and the Rights are specifically authorized for issuance by the Company’s Board of Directors or duly authorized Committee thereof (the “Rights Authorizing Resolution”), (b) the certificates representing the Rights have been executed, countersigned and delivered in accordance with the applicable Rights Agreement against receipt by the Company of the consideration therefore provided for in the Rights Authorizing Resolution, then the Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

7. With respect to the Purchase Contracts, when (a) the terms of the Purchase Contracts and the applicable purchase contract agreement (the “Purchase Contract Agreement”) relating to the Purchase Contracts are established or authorized and the Purchase Contracts are specifically authorized for issuance by the Company’s Board of Directors or duly authorized Committee thereof (the “Purchase Contract Authorizing Resolution”), (b) the Purchase Contracts have been executed, countersigned and delivered in accordance with the applicable Purchase Contract Agreement against receipt by the Company of the consideration therefore provided for in the Purchase Contracts Authorizing Resolution, then the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

8. With respect to the Units, when (a) the terms of the Units and the applicable purchase agreement relating to the units (the “Unit Agreement”) are established or authorized and the Units are specifically authorized for issuance by the Company’s Board of Directors or duly authorized Committee thereof (the “Units Authorizing Resolution”), (b) the Units have been executed, countersigned and delivered in accordance with the applicable Unit Agreement against receipt by the Company of the consideration therefore provided for in the Units Authorizing Resolution, then the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

The opinions expressed above, as they relate to the Debt Securities, Depositary Shares, Rights, Purchase Contracts and Units, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. We express no opinion as to the validity, binding effect and enforceability of provisions in the Indenture, Warrants, Depository Agreements, Rights Agreements, Purchase Contract Agreements or Unit Agreements relating to the choice of forum for resolving disputes.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

  Very truly yours,

/s/ Fox Rothschild LLP

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